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                                                                    Exhibit 99.1


[NORTHERN BORDER                             News        13710 FNB Parkway
 PARTNERS, L.P.                              Release     Omaha, NE 68154-5200
     LOGO]
                                                         For Further Information
                                                         Contact:

                                                         Media Contact:
                                                         Beth Jensen
                                                         (402) 492-3400

                                                         Investor Contacts:
                                                         Ellen Konsdorf
                                                         Jan Pelzer
                                                         (877) 208-7318


NORTHERN BORDER PARTNERS, L.P.
TO SPEAK AT CONFERENCE


FOR IMMEDIATE RELEASE:  Tuesday, March 7, 2006

         OMAHA - Northern Border Partners, L.P. (NYSE - NBP) is scheduled to participate in the 2006 Master Limited Partnership Investor Conference on Thursday, March 9, 2006 in New York City. Northern Border Partners will be among a number of energy partnerships participating in the conference. Bill Cordes, chief executive officer, will present information at approximately 2:15 p.m. Eastern Time, concerning the Partnership's performance, recent transaction announcements, strategy and outlook.

         A copy of the slide presentation will be available on the Partnership's website at http://www.northernborderpartners.com. The slides and management's presentation will refer to 2006 financial estimates that were previously disclosed in the Partnership's February 15, 2006 press release regarding the transactions. The audio presentation will be webcast live on the Partnership's website and will be archived for 30 days.

       Northern Border Partners, L.P. is a publicly traded partnership whose purpose is to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information may be found at http://www.northernborderpartners.com.




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